UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016

ACTINIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52446	74-2963609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue, 7th Floor New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 677-3675

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 21, 2016, Actinium Pharmaceuticals, Inc. (“Actinium”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 55,747,108 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 29,334,121 shares, or approximately 52.6% of the eligible common stock, were present either in person or by proxy.  All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and the director nominee was elected. The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The following individual was elected as a director to hold office for the term described below or until his resignation, or respective successor is elected and qualified:

Director Name	For	Against	Abstain	Broker Non-Votes
Kaushik J. Dave (Class III, 36 month term)	9,472,599	3,156,465	376,893	16,062,482

Proposal 2: GBH CPAs, PC was ratified as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2017.

For:	26,835,760
Against:	1,808,733
Abstained:	423,946

Proposal 3: An amendment to the Company’s 2013 Amended and Restated Stock Plan to increase the number of shares authorized to issue under the plan by 3.5 million shares was approved.

For:	8,082,170
Against:	4,233,093
Abstained:	690,694
Broker Non-Votes:	16,062,482

Proposal 4: A non-binding vote on 2015 executive compensation was approved.

For:	8,772,044
Against:	3,943,740
Abstained:	340,173
Broker Non-Votes:	16,062,482

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2016	ACTINIUM PHARMACEUTICALS, INC.

	By:	/s/ Sandesh Seth
	Name:	Sandesh Seth
	Title:	Executive Chairman

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